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                                                                    Exhibit 23.3


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 8, 1997, accompanying the consolidated financial statements of National Quality Care, Inc. appearing in the 1996 Annual Report of the Company to its shareholders on Form 10-KSB for the year ended December 31, 1996 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of aforementioned report.


/s/ Singer Lewak Greenbaum & Goldstein LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 5, 1999